UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2014

VALUEVISION MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,
Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices)

(952) 943-6000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Keith Stewart as Director and Chief Executive Officer

On June 22, 2014, Keith Stewart resigned as a member of the Board of Directors (the “Board”) of ValueVision Media, Inc. (the “Company”) and as Chief Executive Officer of the Company, in each case, effective immediately.  Mr. Stewart did not resign due to any material disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices or otherwise.  Also on June 22, 2014, Mr. Stewart entered into a Separation Agreement with the Company (the “Separation Agreement”).

Under the Separation Agreement, Mr. Stewart and the Company agreed that Mr. Stewart’s separation from the Company would be treated as a result of an “Event” and for reasons other than “Cause,” as those terms are defined in Mr. Stewart’s Second Amended and Restated Employment Agreement, dated April 1, 2014 (the “Employment Agreement”).  Under the Separation Agreement, the Company will pay to Mr. Stewart all accrued and earned (but unpaid) base salary, vacation and other accrued amounts, as well as all outstanding expense reimbursements in accordance with the Employment Agreement.  The Company will also provide to Mr. Stewart the following severance pay and benefits: (i) severance pay of $1,427,108, representing two (2) times Mr. Stewart’s annual base salary; (ii) severance bonus pay of $1,070,331, representing two (2) times Mr. Stewart’s target annual incentive bonus of 75% of his annual base salary; (iii) for a period of twenty-four (24) months, continued group health, dental and life insurance benefits to the extent such benefits were in effect for Mr. Stewart and his family as of his resignation date, subject to Mr. Stewart’s timely payment of his share of the applicable premiums at the same rate he was paying prior to his resignation date; and (iv) the lapse of any restrictions on 59,500 shares of previously granted restricted stock awards and the accelerated vesting of 119,000 stock option awards.  Due to the application of Section 409A of the Internal Revenue Code, the Company currently anticipates that its payment to Mr. Stewart of a significant portion of the severance pay described above will be deferred until six (6) months after Mr. Stewart’s resignation date or, if earlier, Mr. Stewart’s death, as contemplated by Section 2(g) of the Separation Agreement.

In order to receive the severance pay and benefits described above, Mr. Stewart must comply with the following conditions: (i) Mr. Stewart must sign and deliver to the Company a customary release of claims in favor of the Company in an agreed form; (ii) Mr. Stewart must not revoke such release; (iii) the rescission periods provided by law for such release must have expired; and (iv) Mr. Stewart must be in substantial compliance with the material terms of the Separation Agreement and the Employment Agreement, which include customary non-competition, non-disparagement and confidentiality and non-disclosure provisions, as of the dates of the payments.  A copy of the Separation Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

(c)           Appointment of Mark Bozek as Chief Executive Officer

Following Mr. Stewart’s resignation, the Board unanimously appointed Mark Bozek as Chief Executive Officer of the Company, effective June 22, 2014.  Mr. Bozek will initially receive an annualized base salary of $713,554 for his service as Chief Executive Officer.  Mr. Bozek has not yet entered into an employment agreement with the Company specifying any additional terms of employment.  The Company will file an amendment to this Form 8-K to disclose the terms of any such employment agreement or other material plan, contract or arrangement entered into between the Company and Mr. Bozek within four business days after the execution of any such agreement, plan, contract or arrangement.

Mr. Bozek, age 55, served as the Chief Executive Officer of Home Shopping Network (HSN), a multi-channel retailer and television network specializing in home shopping, from January 1999 to January 2003. He is also the Co-Founder of, and has served as Chief Executive Officer of, Dollars Per Minute Inc., a merchandising and entertainment company. Prior to forming Dollars Per Minute, Inc. in 2011, Mr. Bozek formed and operated the media and consulting company Galgos Entertainment LLC, where he has served as a principal since 2007. Through Galgos Entertainment, Mr. Bozek acted as a consultant for private equity firms (including Goldman Sachs and Bain Capital) on various retail and commerce related ventures.  Prior to Galgos Entertainment, Mr. Bozek worked for 14 years with Barry Diller.  Mr. Bozek also served as a director of Sykes Enterprises, Inc. from August 2003 until April 2013.

There are no arrangements or understandings between Mr. Bozek and any other person(s) pursuant to which Mr. Bozek was or is to be selected as an officer of the Company, other than arrangements or understandings with directors of the Company acting solely in their capacities as such.  There are no family relationships between Mr. Bozek and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.  There are no current or proposed transactions in which Mr. Bozek or any related person of Mr. Bozek has an interest that are required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

(d)           Appointment of Ronald Frasch as Director

Also on June 22, 2014, as permitted by the Amended and Restated By-Laws of the Company and Minnesota corporate law, the Board appointed Ronald Frasch as a member of the Board to fill the vacancy created by Mr. Stewart’s resignation from the Board.  Mr. Frasch’s term began on June 22, 2014 and will continue until the Company’s 2015 Annual Meeting of Shareholders or until his successor is elected and qualifies, or until his earlier death resignation, removal or disqualification.  Mr. Frasch will receive a grant of stock options to purchase 30,000 shares of the Company’s common stock, which will vest immediately, and a restricted stock grant of 8,000 shares of the Company’s common stock, which will vest the day before the Company’s 2015 Annual Meeting of Shareholders, all in accordance with the Company’s current director equity compensation guidelines.  Mr. Frasch will serve as the Chairman of the Human Resources and Compensation Committee of the Board.

Mr. Frasch, age 65, is currently an operating partner at Castanea Partners, a consumer-focused private-equity firm, which he joined in February 2014, and the principal of Ron Frasch Associates, LLC, a consulting firm. From February 2007 until November 2013, Mr. Frasch served as President and Chief Merchandising Officer of Saks Fifth Avenue, a division of Saks, Incorporated, a NYSE-listed luxury fashion retailer. From November 2004 until January 2007, he was Vice Chairperson and Chief Merchant of Saks Fifth Avenue. He has served as a member of the board of directors of Crocs, Inc., an apparel footwear and accessories company, since October 2006. From 2000 to 2004, he was President and Chief Executive Officer of Bergdorf Goodman and was previously President of GFT North America from 1996 to 2000 and President and Chief Executive Officer of Escada USA from 1994 to 1996.  Mr. Frasch’s qualifications for director include his extensive executive expertise in the fashion retail industry and his experience on the board of directors of a public company.

There are no arrangements or understandings between Mr. Frasch and any other person(s) pursuant to which Mr. Frasch was or is to be selected as a director of the Company, other than arrangements or understandings with directors of the Company acting solely in their capacities as such.  There are no family relationships between Mr. Frasch and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.  There are no current or proposed transactions in which Mr. Frasch or any related person of Mr. Frasch has an interest that are required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Following Mr. Frasch’s appointment, the Board consists of the following eight directors: Thomas Beers, Mark Bozek, John Buck, Ronald Frasch, Landel Hobbs, Lowell Robinson, Bob Rosenblatt and Fred Siegel.  On June 22, 2014, the Board unanimously elected Mr. Rosenblatt to serve as Non-Executive Chairman of the Board, effective immediately.

Item 8.01.	Other Events.

On June 23, 2014, the Company issued a press release relating to the matters described under Item 5.02 above.  A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Separation Agreement, dated June 22, 2014, by and between ValueVision Media, Inc. and Keith R. Stewart

99.1	Press Release, dated June 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 25, 2014	VALUEVISION MEDIA, INC.

	By:	/s/ Teresa Dery
Teresa Dery Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description

10.1	Separation Agreement, dated June 22, 2014, by and between ValueVision Media, Inc. and Keith R. Stewart

99.1	Press Release, dated June 23, 2014